Exhibit 99.4

PCT LTD Announces Receipt of New $300K Conventional Convertible Funding from RB Capital Partners, Inc. and Updates Status of OTCQB Application

Little River, South Carolina --- (November 13, 2020) --- PCT LTD (OTC Pink: “PCTL”) announces that, on Wednesday, November 11, 2020 the Company executed an additional 6-month term conventional convertible note with RB Capital Partners, Inc. in the amount of $300,000 with a conversion price of $0.15/share of PCT LTD’s common stock (par value $0.001) and a five percent (5%), fixed annual interest rate. Much of this funding is dedicated to the purchase of inventory needed to finish assembly of equipment to fulfill current orders, as well as prepare additional equipment for impending sales that are in the pipeline now. In addition, a portion of this funding is being used by PCT LTD to settle the last of the remaining prior year convertible debt which will allow the Company to finalize the move to OTCQB.

About PCT LTD:

PCT LTD ("PCTL") focuses its business on acquiring, developing and providing sustainable, environmentally safe disinfecting, cleaning and tracking technologies. The company acquires and holds rights to innovative products and technologies, which are commercialized through its wholly-owned operating subsidiary, Paradigm Convergence Technologies Corporation (PCT Corp). Currently trading on OTC:PINK, "PCTL" is actively engaged in applying for listing its common stock to the OTC QB market. The Company established entry into its target markets with commercially viable products in the United States and now continues to gain market share in the U.S. and U.K.

ADDITIONAL NEWS AND CORPORATE UPDATES:

PCTL would like to warn its stockholders and potential investors that material corporate information regarding sales, areas of business and other corporate updates will only be made through press releases or filings with the SEC. PCTL does not utilize social media, chatrooms or other online sources to disclose material information.  The public should only rely on official press releases and corporate filings for accurate and up to date information regarding PCTL.

Forward-Looking Statements:

This press release contains "forward-looking statements" as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements."

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties, which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: the actual results of PCTL’s ability to order and receive inventory in a timely manner; PCTL’s continued installation of equipment; subsequent installations of PCTL’s Annihilyzer Infection Control Systems and other larger-volume equipment; PCTL's ability to raise sufficient funds to satisfy its working capital requirements; the ability of PCTL to execute its business plan; the anticipated results of business contracts with regard to revenue; and any other effects resulting from the information disclosed above; risks and effects of legal and administrative proceedings and government regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements PCTL makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the SEC. PCTL undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Gary Grieco, CEO and Chairman, PCT LTD

(843) 390-7900 Office

(843) 390-2347 Fax

www.para-con.com

www.pctcorphealth.com

www.survivalyte.com

Rich Inza, Investor Relations (RMJ Consulting, LLC)

(843) 491-4611

IR@para-con.com

Dave Donlin, Investor Relations (Cervelle Group)

(407) 405-8142